Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2023 Second Quarter Results

PHOENIX, ARIZ. - May 9, 2023 - Universal Technical Institute, Inc. (NYSE: UTI), a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, reported financial results for the fiscal 2023 second quarter ended March 31, 2023. Universal Technical Institute, Inc. operates in two reportable segments, Universal Technical Institute (UTI) and Concorde Career Colleges (Concorde), and together with its segments and subsidiaries is referred to as the “Company”, “we,” “us” or “our.”

•Revenue was $163.8 million with UTI increasing 5.4% versus the prior year period and Concorde contributing $56.3 million
•Net income of $3.5 million, adjusted net income* of $6.3 million, and adjusted EBITDA* of $19.2 million.
•Total new student starts of 4,626 with UTI increasing 4.4% versus the prior year period and 2,252 contributed by Concorde.
•The Company reiterates its full year, fiscal 2023 guidance across all key metrics.
•The Company’s current year results include Concorde for the four months ended March 31, 2023, reflecting the December 1, 2022 closing date of the acquisition. Total company year-over-year comparisons are shown on an “as-reported basis,” consistent with the Company’s previously provided fiscal 2023 guidance.

“Our second quarter performance reflects our continued execution on reaching the fullest potential of our growth and diversification strategy,” said Jerome Grant, CEO of Universal Technical Institute, Inc. “We delivered top- and bottom-line results that exceeded our expectations, aided by the first full quarter of financial contribution from Concorde. Further, we strengthened our divisional operating model and overall leadership capabilities by appointing higher education veteran Tracy Lorenz as President of UTI, and appointing Trinity Health’s President and CEO, Michael Slubowski, to our board of directors. I am proud of the progress we have made with building out the infrastructure for our combined company.

“As we enter the second half of fiscal 2023, we remain focused on our key growth drivers for the UTI and Concorde segments. Within UTI, we will continue working to scale enrollment growth at our newest campuses in Austin, Texas and Miramar, Florida. We also remain underway with launching 14 new programs across nine UTI campuses, with the first new program launches currently on track for July. For Concorde, we will work to maintain the smooth progress we have made with integration, initially focusing on meeting public company requirements while facilitating a seamless student and staff experience, and also continuing efforts to launch three new dental hygiene programs in fiscal 2024. We look forward to further leveraging the benefits of our diversified business model as we support strong student outcomes across a growing, in-demand range of fields.”

Financial Results for the Three-Month Period Ended March 31, 2023 Compared to 2022

•Revenues increased 60.5% to $163.8 million compared to $102.1 million primarily due to the $56.3 million addition for the Concorde acquisition.
•Operating expenses rose by 59.9% to $157.9 million, compared to $98.7 million. The acquisition of Concorde contributed $50.1 million of the increase. The remainder was driven primarily by the incremental cost of delivery associated with UTI new campus and program rollouts in the prior year, and both one-time and ongoing investments in support of our growth and diversification strategy.
•Operating income was $5.9 million compared to $3.4 million.
•Net income was $3.5 million compared to $7.4 million. Adjusted net income* was $6.3 million compared to $6.4 million.
•Basic and diluted earnings per share (EPS) were $0.04 compared to $0.11.
•Adjusted EBITDA* was $19.2 million compared to $12.6 million.

UTI
•UTI had revenues of $107.6 million, a 5.4% increase from the prior year quarter revenues of $102.1 million driven primarily by the new campuses and programs launched in the prior year, and overall higher revenue per student, partially offset by lower average undergraduate full-time active students.
•Operating expenses for UTI were $94.5 million, compared to $86.5 million. The increase was primarily due to higher compensation related and other expenses incurred during the current year due to the new campuses and welding programs launched in the prior year, along with costs for incremental advertising and admissions resources to support growth objectives for the segment.
•Adjusted EBITDA* was $20.7 million compared to $21.5 million.
•New student starts increased from prior year by 4.4%, while average undergraduate full-time active students decreased 3.0%.

Concorde
•Revenues of $56.3 million.
•Operating expenses were $50.1 million.
•Adjusted EBITDA* was $8.4 million.
•New student starts of 2,252 and 7,808 average undergraduate full-time active students.

*See “Use of Non-GAAP Financial Information” below.

“With our financial and operational execution during the quarter, we are entering the second half of fiscal 2023 on solid footing,” said Troy Anderson, CFO of Universal Technical Institute. “Our second quarter revenue and profitability performance reflect the benefits of Concorde’s contribution and the UTI fiscal 2022 new campus and program launches. We continue to reiterate our fiscal 2023 guidance, however, the anticipated phasing of our revenue and profitability throughout the year has shifted favorably relative to our initial expectations as a result of our strong first half results. Additionally, while we expect overall new student starts will be within our previous guidance range, we now see UTI starts at the lower end of their previously expected range, or approximately 8% year over year growth, and Concorde starts at the higher of their previously expected range. We continue to focus on execution across both segments of our business, along with further development of their respective strategic roadmaps.”

Balance Sheet and Liquidity

At March 31, 2023, the Company’s total available cash liquidity was $120.6 million, with an additional $8.2 million available from its revolving credit facility. In March 2023, the Company purchased the three primary buildings and associated land at its Orlando, Florida campus for $26.2 million. The purchase was completed using proceeds from its revolving credit facility that were drawn down in the previous quarter. Excluding the Orlando campus purchase, capital expenditures for the quarter and year total $4.2 million and $11.0 million, respectively, with the primary drivers being the completion of the UTI Austin and Miramar campus buildouts, as well as UTI and Concorde program expansions.

Financial Results for the Six-Month Period Ended March 31, 2023 Compared to 2022

•Revenues increased 37.0% to $283.8 million compared to $207.2 million primarily due to the $70.7 million addition for the Concorde acquisition.
•Operating expenses rose by 43.8% to $273.4 million, compared to $190.2 million. The acquisition of Concorde contributed $65.2 million. The remainder of the increase was primarily driven by the incremental cost of delivery associated with UTI new campus and program rollouts in the prior year, and both one-time and ongoing investments in support of our growth and diversification strategy.
•Operating income was $10.4 million compared to $17.0 million.
•Net income was $6.1 million compared to $22.2 million. Adjusted net income* was $11.7 million compared to $21.8 million.

•Basic and diluted earnings per share (EPS) were $0.07 compared to $0.36.
•Adjusted EBITDA* was $33.6 million compared to $33.2 million.

UTI
•UTI had revenues of $213.1 million, a 2.9% increase from the prior year quarter revenues of $207.2 million driven primarily by the new campuses and programs launched in the prior year and overall higher revenue per student, partially offset by lower average undergraduate full-time active students.
•Operating expenses for UTI were $183.5 million, compared to $168.4 million. The increase was primarily due to higher compensation related and other expenses incurred during the current year due to the new campuses and welding programs launched in the prior year, along with costs for incremental advertising and admissions resources to support growth objectives for the segment.
•Adjusted EBITDA* was $44.0 million compared to $50.2 million.
•New student starts increased 2.4% compared to the prior year, while average undergraduate full-time active students decreased 2.3%.

Concorde (for the four-month period beginning December 2022 and ended March 2023)
•Revenues of $70.7 million. Of note, due to seasonality and phasing of clinical programs, December is one of the lowest revenue months of the year.
•Operating expenses were $65.2 million.
•Adjusted EBITDA* was $8.3 million.
•New student starts of 2,573 and 7,773 average undergraduate full-time active students.

*See “Use of Non-GAAP Financial Information” below.

Student Metrics

	Three Months Ended March 31, 2023			Three Months Ended March 31, 2022
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	2,374	2,252	4,626	2,275	—	2,275
Average undergraduate full-time active students	12,516	7,808	20,324	12,903	—	12,903
End of period undergraduate full-time active students	12,104	7,708	19,812	12,466	—	12,466

	Six Months Ended March 31, 2023			Six Months Ended March 31, 2022
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	4,348	2,573	6,921	4,247	—	4,247
Average undergraduate full-time active students	13,014	7,773	20,787	13,316	—	13,316
End of period undergraduate full-time active students	12,104	7,708	19,812	12,466	—	12,466

For the Company’s most recent investor presentation and quarterly financial supplement, please see its investor relations website at https://investor.uti.edu.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2023 second quarter ended March 31, 2023, on Tuesday, May 9, 2023, at 4:30 p.m. ET.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute, Inc. investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu. Alternatively, the telephone replay can be accessed through May 22, 2023, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 3024812.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.

Adjusted EBITDA

For fiscal 2022, the Company defined adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for items not considered as part of the Company's normal recurring operations. Starting in fiscal 2023, the Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations. Prior year amounts have been restated to include stock-based compensation expense.
Adjusted Free Cash Flow

The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations.

Adjusted Net Income (Loss)

The Company defines adjusted net income (loss) as net income (loss), adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring operations, including the income tax effect on the adjustments utilizing the effective tax rate.

We disclose any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes acquisition-related costs for both announced and potential acquisitions, integration costs for completed acquisitions, costs related to the purchase of our campuses, impairment charges related to intangible assets, start-up costs associated with the Austin, TX and Miramar, FL campus openings, lease accounting adjustments resulting from the purchase of our Lisle, Illinois campus and our campus consolidation efforts, the income tax benefit recorded as a result of the CARES Act, and severance expenses due to the CEO transition. To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address our expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) the Company’s expectation that it will meet its fiscal year 2023 guidance for new student start growth (decline), revenue growth, Adjusted net income, Adjusted EBITDA and Adjusted Free Cash Flow; (2) expectation that it will continue to expand its value proposition and build a business that can grow in low-to-mid single digits with potential upside, regardless of the economic environment; (3) the Company’s expectation that it will succeed in new campus launches next year; and (4) the Company’s expectation of the successful integration of the Concorde acquisition. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect our actual results include, among other things, impacts related to the COVID-19 pandemic, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or modified campuses or instruction, potential increased competition, changes in demand for the programs we offer, increased investment in management and capital resources, failure to comply with the restrictive covenants and our ability to pay the amounts when due under the Credit Agreement with Fifth Third Bank, National Association, the effectiveness of our student recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic and political conditions, the adoption of new accounting standards, and other risks that are described from time to time in our public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by us in this press release and the related conference call are based only on information currently available to us and speak only as of the date on which it is made. We expressly disclaim any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute, Inc uses its websites (https://www.uti.edu/, https://concorde.edu, and https://investor.uti.edu/) and LinkedIn pages (https://www.linkedin.com/school/universal-technical-institute/ and https://www.linkedin.com/school/concorde-career-colleges/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and the Company may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

Universal Technical Institute, Inc. (NYSE: UTI) was founded in 1965 and is a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, whose mission is to serve students, partners, and communities by providing quality education and support services for in-demand careers across a number of highly-skilled fields. The Company is comprised of two divisions: Universal Technical Institute ("UTI") and Concorde Career Colleges ("Concorde"). UTI operates 16 campuses located in 9 states and offers a wide range of transportation and skilled trades technical training programs under brands such as UTI, MIAT College of Technology, Motorcycle Mechanics Institute, Marine Mechanics Institute and NASCAR Technical Institute. Concorde operates across 17 campuses in 8 states, offering programs in the Allied Health, Dental, Nursing, Patient Care and Diagnostic fields. For more information, visit www.uti.edu or www.concorde.edu, or visit us on LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges or on Twitter @news_UTI or @ConcordeCareer.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Media Contact:
Mark Brenner
Vice President, Corporate Affairs & Communications
Universal Technical Institute, Inc.
(623) 445-0872

Investor Relations Contact:
Matt Glover or Jackie Keshner
Gateway Group, Inc.
(949) 574-3860
UTI@gatewayir.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Revenues	$163,820	$102,086	$283,824	$207,161
Operating expenses:
Educational services and facilities	86,930	49,209	148,338	97,110
Selling, general and administrative	70,941	49,500	125,089	93,096
Total operating expenses	157,871	98,709	273,427	190,206
Income from operations	5,949	3,377	10,397	16,955
Other (expense) income:
Interest income	1,805	8	2,628	20
Interest expense	(2,637)	(466)	(4,060)	(699)
Other income, net	126	(163)	451	(45)
Total other expense, net	(706)	(621)	(981)	(724)
Income before income taxes	5,243	2,756	9,416	16,231
Income tax (expense) benefit	(1,763)	4,598	(3,288)	5,945
Net income	3,480	7,354	$6,128	$22,176
Preferred stock dividends	(1,251)	(1,294)	(2,528)	(2,617)
Income available for distribution	2,229	6,060	$3,600	$19,559
Income allocated to participating securities	(833)	(2,359)	$(1,348)	$(7,622)
Net income available to common shareholders	$1,396	$3,701	$2,252	$11,937

Earnings per share:
Net income per share - basic	$0.04	$0.11	$0.07	$0.36
Net income per share - diluted	$0.04	$0.11	$0.07	$0.36

Weighted average number of shares outstanding:
Basic	33,999	32,992	33,901	32,920
Diluted	34,553	33,436	34,477	33,393

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	March 31, 2023	September 30, 2022
Assets
Cash and cash equivalents	$120,579	$66,452
Restricted cash	4,013	3,544
Held-to-maturity investments	—	28,918
Receivables, net	25,435	16,450
Notes receivable, current portion	5,954	5,641
Prepaid expenses	9,883	6,139
Other current assets	8,742	8,809
Total current assets	174,606	135,953
Property and equipment, net	262,544	214,292
Goodwill	28,459	16,859
Intangible assets, net	19,322	14,215
Notes receivable, less current portion	30,497	30,231
Right-of-use assets for operating leases	182,958	132,038
Deferred tax asset, net	5,345	3,365
Other assets	8,984	5,958
Total assets	$712,715	$552,911
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$62,435	$66,680
Deferred revenue	64,814	54,223
Operating lease liability, current portion	21,233	12,959
Long-term debt, current portion	2,319	1,115
Other current liabilities	3,741	2,745
Total current liabilities	154,542	137,722
Operating lease liability	171,704	129,302
Long-term debt	160,825	66,423
Other liabilities	4,777	4,067
Total liabilities	491,848	337,514
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 34,149 and 33,857 shares issued	3	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 676 shares of Series A Convertible Preferred Stock issued and outstanding, liquidation preference of $100 per share	—	—
Paid-in capital - common	150,906	148,372
Paid-in capital - preferred	66,481	66,481
Treasury stock, at cost, 82 shares	(365)	(365)
Retained earnings (deficit)	2,293	(1,307)
Accumulated other comprehensive income	1,549	2,213
Total shareholders’ equity	220,867	215,397
Total liabilities and shareholders’ equity	$712,715	$552,911

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$6,128	$22,176
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	11,994	7,563
Amortization of right-of-use assets for operating leases	10,073	9,123
Bad debt expense	2,071	1,355
Stock-based compensation	3,282	2,240
Deferred income taxes	2,479	(6,556)
Training equipment credits earned, net	47	(809)
Unrealized (loss) gain on interest rate swap	(664)	1,034
Other (gains) losses, net	(196)	112
Changes in assets and liabilities:
Receivables	(3,895)	3,777
Prepaid expenses	(898)	(79)
Other assets	2,709	(540)
Notes receivable	(579)	(159)
Accounts payable and accrued expenses	(16,446)	706
Deferred revenue	(9,554)	(17,481)
Operating lease liability	(10,745)	(8,566)
Other liabilities	(121)	(3,496)
Net cash (used in) provided by operating activities	(4,315)	10,400
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(16,973)	(26,514)
Purchase of property and equipment	(38,641)	(53,149)
Proceeds from maturities of held-to-maturity securities	29,000	—
Return of capital contribution from unconsolidated affiliate	—	188
Net cash used in investing activities	(26,614)	(79,475)
Cash flows from financing activities:
Proceeds from revolving credit facility	90,000	—
Debt issuance costs related to the revolving credit facility	(484)	—
Payment of preferred stock cash dividend	(2,528)	(2,617)
Payments on term loans and finance leases	(715)	(678)
Payment of payroll taxes on stock-based compensation through shares withheld	(748)	(628)
Net cash provided by (used in) financing activities	85,525	(3,923)
Change in cash, cash equivalents and restricted cash	54,596	(72,998)
Cash and cash equivalents, beginning of period	66,452	133,721
Restricted cash, beginning of period	3,544	12,256
Cash, cash equivalents and restricted cash, beginning of period	69,996	145,977
Cash and cash equivalents, end of period	120,579	61,498
Restricted cash, end of period	4,013	11,481
Cash, cash equivalents and restricted cash, end of period	$124,592	$72,979

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Financial Summary by Segment and Consolidated

	Three Months Ended March 31, 2023				Three Months Ended March 31, 2022
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$107,560	$56,260	$—	$163,820	$102,086	$—	$—	$102,086
Total operating expenses	94,458	50,071	13,342	157,871	86,512	—	12,197	98,709
Net income	12,135	6,237	(14,892)	3,480	15,132	—	(7,778)	7,354

	Six Months Ended March 31, 2023				Six Months Ended March 31, 2022
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$213,133	$70,691	$—	$283,824	$207,161	$—	$—	$207,161
Total operating expenses	183,516	65,228	24,683	273,427	168,420	—	21,786	190,206
Net income	27,960	5,503	(27,335)	6,128	38,091	—	(15,915)	22,176

Major Expense Categories by Segment and Consolidated

	Three Months Ended March 31, 2023
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$46,065	$26,503	$5,164	$77,732
Bonus expense	3,991	480	984	5,455
Stock-based compensation	644	—	1,469	2,113
Total compensation and related costs	$50,700	$26,983	$7,617	$85,300

Advertising expense	$14,179	$6,502	$—	$20,681
Occupancy expense, net of subleases	8,071	5,946	158	14,175
Depreciation and amortization	5,096	1,649	3	6,748
Professional and contract services expense	2,918	175	3,051	6,144

	Three Months Ended March 31, 2022
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$40,549	$—	$4,412	$44,961
Bonus expense	3,246	—	1,126	4,372
Stock-based compensation	205	—	1,404	1,609
Total compensation and related costs	$44,000	$—	$6,942	$50,942

Advertising expense	$14,469	$—	$—	$14,469
Occupancy expense, net of subleases	9,674	—	173	9,847
Depreciation and amortization	3,869	—	15	3,884
Professional and contract services expense	1,947	—	3,918	5,865

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Six Months Ended March 31, 2023
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$88,321	$34,979	$10,265	$133,565
Bonus expense	7,534	668	2,118	10,320
Stock-based compensation	896	—	2,386	3,282
Total compensation and related costs	$96,751	$35,647	$14,769	$147,167

Advertising expense	$27,528	$7,782	$—	$35,310
Occupancy expense, net of subleases	16,097	7,828	283	24,208
Depreciation and amortization	9,871	2,106	19	11,996
Professional and contract services expense	5,983	272	5,226	11,481

	Six Months Ended March 31, 2022
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$78,468	$—	$9,301	$87,769
Bonus expense	6,753	—	2,112	8,865
Stock-based compensation	374	—	1,941	2,315
Total compensation and related costs	$85,595	$—	$13,354	$98,949

Advertising expense	$26,428	$—	$—	$26,428
Occupancy expense, net of subleases	18,908	—	338	19,246
Depreciation and amortization	7,532	—	31	7,563
Professional and contract services expense	3,931	—	6,000	9,931

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31, 2023
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$12,135	$6,237	$(14,892)	$3,480
Interest income	(4)	(128)	(1,673)	(1,805)
Interest expense	979	79	1,579	2,637
Income tax expense	—	—	1,763	1,763
Depreciation and amortization	5,094	1,649	3	6,746
EBITDA	18,204	7,837	(13,220)	12,821
Acquisition related costs	—	—	1,322	1,322
Integration related costs for acquisitions	97	374	543	1,014
Stock-based compensation expense	644	—	1,469	2,113
Start-up costs for new campuses and program expansion	1,751	170	—	1,921
Adjusted EBITDA, non-GAAP	$20,696	$8,381	$(9,886)	$19,191

	Three Months Ended March 31, 2022
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$15,132	$—	$(7,778)	$7,354
Interest income	(1)	—	(7)	(8)
Interest expense	466	—	—	466
Income tax benefit	—	—	(4,598)	(4,598)
Depreciation and amortization	3,869	—	15	3,884
EBITDA	19,466	—	(12,368)	7,098
Acquisition related costs	—	—	2,023	2,023
Integration related costs for acquisitions	126	—	—	126
Stock-based compensation expense	205	—	1,404	1,609
Start-up costs for new campuses and program expansion	2,704	—	—	2,704
Facility lease accounting adjustments	(1,008)	—	—	(1,008)
Adjusted EBITDA, non-GAAP	$21,493	$—	$(8,941)	$12,552

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Six Months Ended March 31, 2023
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$27,960	$5,503	$(27,335)	$6,128
Interest income	(7)	(164)	(2,457)	(2,628)
Interest expense	1,860	123	2,077	4,060
Income tax expense	—	—	3,288	3,288
Depreciation and amortization	9,869	2,106	19	11,994
EBITDA	39,682	7,568	(24,408)	22,842
Acquisition related costs	—	—	2,097	2,097
Integration related costs for acquisitions	316	524	1,269	2,109
Stock-based compensation expense	896	—	2,386	3,282
Start-up costs for new campuses and program expansion	3,075	225	—	3,300
Adjusted EBITDA, non-GAAP	$43,969	$8,317	$(18,656)	$33,630

	Six Months Ended March 31, 2022
	UTI	Concorde	Corporate	Consolidated
Net income	$38,091	$—	$(15,915)	$22,176
Interest income	(5)	—	(15)	(20)
Interest expense	699	—	—	699
Income tax benefit	—	—	(5,945)	(5,945)
Depreciation and amortization	7,532	—	31	7,563
EBITDA	46,317	—	(21,844)	24,473
Acquisition related costs	—	—	2,909	2,909
Integration related costs for acquisitions	201	—	—	201
Stock-based compensation expense	374	—	1,941	2,315
Start-up costs for new campuses and program expansion	4,297	—	—	4,297
Facility lease accounting adjustments	(1,008)	—	—	(1,008)
Adjusted EBITDA, non-GAAP	$50,181	$—	$(16,994)	$33,187

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Net income	$3,480	$7,354	$6,128	$22,176
Add back: Income tax expense (benefit)	1,763	(4,598)	3,288	(5,945)
Income before income taxes	5,243	2,756	9,416	16,231
Adjustments:
Acquisition related costs	1,322	2,023	2,097	2,909
Integration related costs for acquisitions	1,014	126	2,109	201
Start-up costs for new campuses and program expansion	1,921	2,704	3,300	4,297
Facility lease accounting adjustments	—	(1,008)	—	(1,008)
Adjusted income before income taxes	9,500	6,601	16,922	22,630
Income tax effect: (expense) benefit	(3,192)	(238)	(5,263)	(815)
Adjusted net income, non-GAAP	$6,308	$6,363	$11,659	$21,815

GAAP effective income tax rate (1)	33.6%	3.6%	31.1%	3.6%

(1) The GAAP effective tax rate for the three and six months ended March 31, 2023 has been adjusted to remove the impact of the Concorde acquisition related costs. The GAAP effective tax rate for the three and six months ended March 31, 2022 has been adjusted to remove the impact from the MIAT purchase accounting adjustments for deferred tax liabilities and the reversal of the valuation allowance, both of which created a net tax benefit for the periods.

Reconciliation of Net Cash (Used in) Provided by Operating Activities to Adjusted Free Cash Flow

	Six Months Ended March 31,
	2023	2022
Net cash (used in) provided by operating activities, as reported	$(4,315)	$10,400
Purchase of property and equipment	(38,641)	(53,149)
Free cash flow, non-GAAP	(42,956)	(42,749)
Adjustments:
Purchase of Lisle, Illinois campus	—	28,378
Purchase of Orlando, Florida campus	26,156	—
Acquisition related costs paid	1,367	1,872
Integration related costs paid	1,850	143
Cash outflow for start-up costs for new campuses and program expansion	3,300	2,987
Cash outflow for property and equipment for new campuses and program expansion	8,271	8,572
Facility lease accounting adjustments	—	575
Severance payment due to CEO transition	—	32
Adjusted free cash flow, non-GAAP	$(2,012)	$(190)